Exhibit 10.1

March 4, 2019

Unilumin North America, Inc.

254 West 31st Street, 12th Floor

New York, NY 10001

Attention: Nicholas Fazio, Chief Executive Officer

Dear Mr. Fazio:

            Reference is hereby made to that certain Securities Purchase Agreement between the Trans-Lux Corporation (the “Company”) and Unilumin North America, Inc. (the “Warrant Holder”), dated as of November 2, 2018 (the “Purchase Agreement”) (as the same may be amended, modified or supplemented from time to time, the “Agreement”), and that certain warrant (the “Warrant”) to purchase 5,670,103 shares of the Company’s common stock to the Warrant Holder at an exercise price of $0.97 per share (the “Exercise Price”).  The Company and the Warrant Holder are sometimes referred to herein together as the “Parties”, and each as a “Party.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees as follows:

1.      On or before March 1, 2019, the Company shall extend the expiration date of its currently open offering of subscription rights for the purchase of 2,500,000 shares of the Company’s common stock (the “Rights Offering”) to April 5, 2019.

2.      On or before March 4, 2019, the Company and the Warrant Holder shall agree on the use of funds of the proceeds of the Rights Offering and the exercise of the Warrant.

3.      On or before March 4, 2019, the holders of at least 91% of the Series B Convertible Preferred Stock of the Company issued and outstanding as of the date hereof shall have been converted into common stock of the Company.

4.      On or before March 4, 2019, the Warrant Holder shall deliver to the Company a duly completed and executed notice of exercise of the Warrant for the purchase of 2,061,856 shares of the Company’s common stock at the Exercise Price, in accordance with the terms of the Warrant, and wire the aggregate exercise price of $2,000,000.32 to the Company.

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FairPlay Corporation | Trans-Lux Corporation

135 East 57 Street, 14th floor, New York City, NY 10022

5.      The Rights Offering shall close on April 10, 2019 (the “Closing Date”).

6.      On the Closing Date, the Warrant Holder shall deliver to the Company a duly completed and executed notice of exercise of the Warrant for the purchase of 3,608,247 shares of the Company’s common stock at the Exercise Price, in accordance with the terms of the Warrant, and wire the aggregate exercise price of $3,499,999.59 to the Company.

7.      The Company and the Warrant Holder shall each execute and deliver all further documents or instruments and take all further actions reasonably requested by the other in order to fully effectuate the intent and purpose of this letter agreement, the Purchase Agreement and the Warrant and to obtain the full benefit of this letter agreement, the Purchase Agreement and the Warrant.

8.      This letter agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to the choice of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

9.      The provisions of this letter agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this letter agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this letter agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.  No provision of this letter agreement may be amended, supplemented or otherwise modified except by a written agreement mutually executed by the Parties (except for assignments as permitted by the Purchase Agreement or the Warrant).

11.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  Electronic or .pdf signatures shall have the same force and effect as original signatures.

[Signature Page Follows]

Sincerely,

TRANS-LUX CORPORATION

By:	/s/ Alberto Shaio
	Name:	Alberto Shaio
	Title:	President and Chief Executive Officer

ACCEPTED BY:

Unilumin North America, Inc.

By:  /s/ Nicholas J. Fazio

       Name:   Nicholas J. Fazio

       Title:      Chief Executive Officer

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